Exhibit 99.1

FOR IMMEDIATE RELEASE

SELECTIVE INSURANCE GROUP PRICES $200 MILLION OFFERING OF PERPETUAL NON-CUMULATIVE PREFERRED STOCK

Branchville, NJ – December 2, 2020 – Selective Insurance Group, Inc. (NASDAQ: SIGI) today announced that it priced an underwritten public offering of 8 million depositary shares, each representing a 1/1,000th interest in a share of its 4.60% Non-Cumulative Preferred Stock, Series B, $25,000 liquidation preference per share (equivalent to $25 per depositary share). The aggregate public offering price is $200 million.

Selective intends to use the net proceeds from the offering for general corporate purposes, which may include the repurchase of Selective’s common stock. Selective intends to list the depositary shares on the Nasdaq Global Select Market under the symbol “SIGIP”. The offering is expected to close on or about December 9, 2020, subject to customary closing conditions.

Wells Fargo Securities, BofA Securities, and RBC Capital Markets are acting as joint book-running managers for the offering. Goldman Sachs & Co. LLC and Credit Suisse are acting as joint lead managers.

This press release does not constitute an offer to sell or a solicitation to buy these depositary shares and there shall be no offer or sale of these securities in any jurisdiction in which such an offer, solicitation, or sale would be unlawful. The depositary shares are being offered pursuant to an effective shelf registration statement on Form S-3, as amended by post-effective amendment no. 1, which previously was filed with the Securities and Exchange Commission (the "SEC"). The depositary shares may be offered only by means of a prospectus supplement and accompanying base prospectus. Copies of these documents, when available, may be obtained by contacting:

•	Wells Fargo Securities, LLC, 608 2nd Avenue South, Suite 1000, Minneapolis, MN 55402, Attention: WFS Customer Service, toll-free: 1-800-645-3751 or email: wfscustomerservice@wellsfargo.com; or

•	BofA Securities, Inc., NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte NC 28255-0001, Attention: Prospectus Department or e-mail dg.prospectus_requests@bofa.com; or

•	RBC Capital Markets, LLC, Brookfield Place, 200 Vesey Street, 8th Floor, New York, NY 10281, toll-free: 1-866-375-6829 or email: rbcnyfixedincomeprospectus@rbccm.com

About Selective Insurance Group, Inc.

Selective Insurance Group, Inc. is a holding company for 10 property and casualty insurance companies rated "A" (Excellent) by A.M. Best. Through independent agents, the insurance companies offer standard and specialty insurance for commercial and personal risks and flood insurance through the National Flood Insurance Program's Write Your Own Program. Selective's unique position as both a leading insurance group and an employer of choice is recognized in a wide variety of awards and honors, including listing in the Fortune 1000 and being named one of "America's Best Mid-Size Employers" by Forbes Magazine.

Forward-Looking Statements

In this press release, Selective and its management discuss and make statements based on currently available information regarding their intentions, beliefs, current expectations, and projections regarding Selective's future actions, operations and performance. These statements are "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, or performance to differ materially from what we indicated or implied. In many cases, forward-looking statements contain words such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "target," "project," "intend," "believe," "estimate," "predict," "potential," "pro forma," "seek," "likely," or "continue" or other like terms. These statements are not guarantees of future performance. We undertake no obligation, other than as may be required under the federal securities laws, to publicly update or revise any forward-looking statements for any reason. Risk factors that could cause our actual results to differ materially from what we project, forecast, or estimate in forward-looking statements include those in Selective’s filing with the SEC. These risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors that we cannot predict or assess may emerge from time-to-time.

Selective’s SEC filings can be accessed through the Investors page of Selective’s website, www.Selective.com, or through the SEC’s EDGAR Database at www.sec.gov (Selective EDGAR CIK No. 0000230557).

Media Contact: Jamie Beal VP, Director of Communications Selective Insurance Group, Inc. 973-948-1234 media@selective.com	Investor Contact: Rohan Pai SVP, Investor Relations and Treasury Selective Insurance Group, Inc. 973-948-1364 Investor.relations@selective.com
Selective Insurance Group, Inc. 40 Wantage Avenue Branchville, NJ 07890 www.selective.com

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